News Release

For Release April 18, 2018

9:00 A.M.

Contact:	Joseph G. Sawyer, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces First Quarter Results and Cash Dividend

Highlights

•	Net income of $2.7 million, a 54% increase in net income year-over-year
•	Diluted EPS of $0.35 per common share, a 35% increase year-over-year
•	Loan growth of $21.8 million, a 13.5% annualized rate of increase
•	Pure deposit growth (including customer cash management accounts) of $32.1 million, a 17.2% annualized rate of increase
•	Net interest margin (tax equivalent basis) of 3.66%, an increase of 12 basis points over fourth quarter 2017, seventh consecutive quarter of net interest margin expansion
•	Key credit quality metrics continue to be excellent with a net recovery of $21 thousand and non-performing assets of .47% for the quarter
•	Cash dividend of $0.10 per common share, the 65th consecutive quarter of cash dividends paid to common shareholders

Lexington, SC – April 18, 2018 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the first quarter of 2018 of $2.71 million as compared to $1.76 million in the first quarter of 2017. Diluted earnings per common share were $0.35 for the first quarter of 2018 as compared to $0.26 for the first quarter of 2017.

First Community President and CEO, Mike Crapps, commented, “We are thrilled with the performance across all metrics and lines of business. Led by tremendous loan growth of $21.8 million in the first quarter, an annualized growth rate of 13.5%, the momentum has continued from the strong fourth quarter of 2017 which had $18.2 million in organic loan growth, a 12.5% annualized growth rate. Growth in pure deposits continues to be an area of strength for our company as well with $32.1 million in growth in the first quarter, a 17.2% annualized growth rate. This growth is coupled with continued excellent credit quality and strong growth in net interest margin. In addition we are pleased with the performance of our mortgage and financial planning areas as we continue to leverage these lines of business.”

During the quarter, the bank opened a new banking office in downtown Augusta, Georgia at 771 Broad Street. In addition, the bank has since filed an application with regulators to open an additional banking office in Evans, Georgia. As reported previously, the bank also plans to continue expansion in the Upstate of South Carolina with a search underway for a banking office location in the downtown Greenville area.

Cash Dividend and Capital

The Board of Directors has approved a cash dividend for the first quarter of 2018. The company will pay a $0.10 per share dividend to holders of the company’s common stock. This dividend is payable May 14, 2018 to shareholders of record as of April 30, 2018. Mr. Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 65th consecutive quarter.”

Each of the regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) exceed the well capitalized minimum levels currently required by regulatory statute. At March 31, 2018, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.18%, 13.90%, and 14.69%, respectively. This compares to the same ratios as of March 31, 2017 of 10.21%, 14.66%, and 15.51%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.74%, 13.31%, and 14.10%, respectively, as of March 31, 2018. Further, the company’s ratio of tangible common equity to tangible assets was 8.40% as of March 31, 2018. As of March 31, 2018, the Common Equity Tier One ratio is 12.00% for the company and 13.31% for the bank.

Asset Quality

Key credit quality metrics continue to be excellent. There was a net loan recovery for the quarter of $21 thousand. The non-performing assets ratio, at 0.47% of total assets, is an area of strength for the company and is a decrease from 0.51% at December 31, 2017. Non-accrual loans decreased 8.4% on a linked quarter basis to $3.1 million. Other Real Estate Owned (OREO) balances remained relatively flat during the quarter at $1.9 million. The ratio of classified loans plus OREO now stands at 8.34% of total regulatory risk-based capital as of March 31, 2018 down from 8.86% at December 31, 2017. Loans past due 30-89 days were $3.3 million or 0.49% of loans this quarter.

Balance Sheet

(Numbers in millions)

	Quarter Ended 3/31/18	Quarter Ended 12/31/17	$ Variance	% Variance
Assets
Investments	$272.6	$284.4	$(11.8)	(4.1%)
Loans	668.6	646.8	21.8	3.4%

Liabilities
Total Pure Deposits	$758.9	$729.5	$29.4	4.0%
Certificates of Deposit	161.0	158.8	2.2	1.4%
Total Deposits	$919.9	$888.3	31.6	3.6%

Customer Cash Management	$22.0	$19.3	$2.7	14.0%
FHLB Advances	.2	14.3	(14.1)	(98.6%)

Total Funding	$942.1	$921.9	$20.2	2.2%
Cost of Funds (including demand deposits)	0.34%	0.30%		4	bps
Cost of Deposits	0.25%	0.22%		3	bps

Revenue

Net Interest Income/Net Interest Margin

Net interest income was $8.534 million for the first quarter of 2018, an increase on a linked quarter basis of $476 thousand or 5.9% compared to fourth quarter 2017 net interest income of $8.058 million. Year-over-year, net interest income increased $1.473 million or 20.9% compared to first quarter 2017 net interest income of $7,061. First quarter 2018 net interest margin, on a tax equivalent basis, was 3.66%, an increase compared to the net interest margin of 3.54% in the fourth quarter of 2017 and 3.52% in the first quarter of 2017.

Non-Interest Income

Non-interest income, adjusted for securities gains and losses and the early extinguishment of debt, was $2.733 million in the first quarter of 2018, an increase of $189 thousand or 7.4% on a linked quarter basis compared to non-interest income adjusted for securities gains and the loss on the early extinguishment of debt of $2.544 million in the fourth quarter of 2017. Year-over-year, non-interest income increased $751 thousand or 37.9% compared to $1.982 million in the first quarter of 2017. Income from the mortgage line of business was $951 thousand in the first quarter of 2018, an increase of $281 thousand or 41.9% year-over-year and $123 thousand or 14.9% on a linked quarter basis. Income from the financial planning and investment advisory line of business was $383 thousand for the quarter, flat on a linked quarter basis and an increase of $125 thousand or 48.4% year-over-year. Total assets under management in this unit are $271.5 million at March 31, 2018 compared to $214.0 million at March 31, 2017, an increase year-over-year of $57.5 million or 26.9%.

Non-Interest Expense

Non-interest expense decreased on a linked quarter basis to $7.6 million from $8.4 million in the fourth quarter of 2017. The majority of the decrease was in merger expenses related to the acquisition of Cornerstone National Bank and in marketing expense which was lower in the first quarter due to a planned delay in media advertising which began in March. Income tax expense was positively impacted in the first quarter of 2018 by the Tax Cuts and Jobs Act of 2017.

First Community Corporation common stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates twenty banking offices located in the Midlands, Upstate and Aiken, South Carolina and Augusta, Georgia. The bank also has two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS

Certain statements in this report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) the businesses of the Company and Cornerstone Bancorp may not be integrated successfully or such integration may take longer to accomplish than expected; (2) the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes or at all; (3) disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; (4) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (5) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (6) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (7) changes in the U.S. legal and regulatory framework; (8) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (9) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; (10) purchase accounting application to the Cornerstone Bancorp merger and subsequent adjustments with respect thereto or for other acquired businesses and assets and assumed liabilities in such transactions; (11) adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions; (12) changes in tax laws and regulations; and (13) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA
(Dollars in thousands, except per share data)

	As of
	March 31,	December 31,	March 31,
	2018	2017	2017

Total Assets	$1,070,539	$1,050,731	$914,913
Other Short-term Investments (1)	25,683	15,788	18,035
Investment Securities	272,637	284,395	262,538
Loans held for sale	7,546	5,093	4,191
Loans	668,583	646,805	555,298
Allowance for Loan Losses	5,986	5,797	5,368
Total Deposits	919,898	888,323	775,611
Securities Sold Under Agreements to Repurchase	21,959	19,270	19,388
Federal Home Loan Bank Advances	245	14,250	15,548
Junior Subordinated Debt	14,964	14,964	14,964
Shareholders' equity	105,483	105,663	83,131

Book Value Per Common Share	$13.88	$13.93	$12.41
Tangible Book Value Per Common Share	$11.64	$11.66	$11.50
Equity to Assets	9.85%	10.06%	9.09%
Tangible common equity to tangible assets	8.40%	8.56%	8.48%
Loan (Incl Held for Sale) to Deposit Ratio	73.50%	73.38%	72.13%
Allowance for Loan Losses/Loans	0.90%	0.89%	0.97%
Regulatory Ratios:
Leverage Ratio	10.18%	10.11%	10.21%
Tier 1 Capital Ratio	13.90%	14.01%	14.66%
Total Capital Ratio	14.69%	14.79%	15.51%
Common Equity Tier 1 ratio	12.00%	12.18%	12.37%
Tier 1 Regulatory Capital	$105,823	$103,754	$92,173
Total Regulatory Capital	$111,809	$109,551	$98,081
Common Equity Capital	$91,323	$89,364	$78,213
(1) Includes federal funds sold, securities sold under agreement to resell and interest-bearing deposits

Quarterly Average Balances:

	Three months ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Average Total Assets	$1,054,505	$1,018,290	$912,684
Average Loans (Incl Held for Sale)	658,227	624,871	557,512
Average Earning Assets	957,912	926,052	838,502
Average Deposits	891,282	866,671	757,367
Average Other Borrowings	50,087	41,406	65,662
Average shareholder's equity	105,591	102,075	82,530

Asset Quality;	As of
	March 31,	December 31,	March 31,
	2018	2017	2017

Non-accrual loans	$3,127	$3,380	$3,465
Other real estate owned and repossessed assets	1,907	1,934	1,156
Accruing loans past due 90 days or more	34	—	108
Total nonperforming assets	$5,068	$5,314	$4,729
Accruing trouble debt restructurings	$1,794	$1,770	$1,762

Loan Risk Rating by Category (End of Period)
Special Mention	$9,348	$10,121	$6,783
Substandard	7,033	7,380	7,113
Doubtful	—	—	—
Pass	652,202	629,304	541,402
	$668,583	$646,805	$555,298

	Three months ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Loans charged-off	$8	$17	$29
Overdrafts charged-off	40	36	22
Loan recoveries	(28)	(18)	(85)
Overdraft recoveries	(7)	(6)	(4)
Net Charge-offs	$13	$29	$(38)
Net charge-offs to average loans	0.00%	0.00%	0.01%

FIRST COMMUNITY CORPORATION

QUARTERLY INCOME STATEMENT DATA
(Dollars in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Interest income	$9,331	$8,740	$7,773
Interest expense	797	682	712
Net interest income	8,534	8,058	7,061
Provision for loan losses	202	170	116
Net interest income after provision	8,332	7,888	6,945

Non Interest Income
Deposit service charges	463	439	320
Mortgage banking income	951	828	670
Investment advisory fees and non-deposit commissions	383	383	258
Gain (loss) on sale of securities	(102)	49	54
Gain on sale of other real estate owned	15	107	20
Loss on early extinguishment of debt	—	—	(58)
Other	921	787	714
Total Non Interest Income	2,631	2,593	1,978
Non Interest Expense
Salaries and employee benefits	4,577	4,482	4,086
Occupancy	614	568	527
Equipment	381	422	446
Marketing and public relations	89	286	221
FDIC assessment	81	78	78
Other real estate expense (income)	18	(33)	27
Amortization of intangibles	142	120	75
Merger Expense	—	619	—
Other	1,692	1,832	1,260
Total Non Interest Expense	7,594	8,374	6,720
Income before taxes	3,369	2,107	2,203
Income tax expense	660	1,605	447
Net income	$2,709	$502	$1,756

Primary earnings per common share	$0.36	$0.07	$0.27
Diluted earnings per common share	$0.35	$0.07	$0.26

Average number of shares outstanding basic	7,569,038	7,366,508	6,687,942
Average number shares outstanding diluted	7,712,534	7,521,198	6,813,460
Shares outstanding period end	7,600,460	7,587,888	6,697,130

Return on Average Assets	1.04%	0.20%	0.78%
Return on Average Common Equity	10.40%	1.96%	8.63%
Return on Average Common Tangible Equity	12.41%	2.27%	9.32%
Net Interest Margin	3.61%	3.45%	3.42%
Net Interest Margin (Tax Equivalent)	3.66%	3.54%	3.52%
Efficiency ratio	67.40%	78.98%	74.31%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Three months ended March 31, 2018			Three months ended March 31, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$658,227	$7,617	4.69%	$557,512	$6,326	4.60%
Securities:	278,666	1,643	2.39%	268,121	1,419	2.15%
Other short-term investments	21,019	71	1.37%	12,869	29	0.91%
Total earning assets	957,912	9,331	3.95%	838,502	7,774	3.76%
Cash and due from banks	13,671			10,965
Premises and equipment	35,566			30,168
Intangibles	17,083			6,142
Other assets	36,141			32,181
Allowance for loan losses	(5,868)			(5,274)
Total assets	$1,054,505			$912,684
Interest-bearing liabilities
Interest-bearing transaction accounts	186,042	(104)	0.15%	156,165	43	0.11%
Money market accounts	177,692	144	0.33%	168,036	105	0.25%
Savings deposits	106,541	38	0.14%	72,141	21	0.12%
Time deposits	193,221	923	0.62%	178,235	274	0.62%
Other borrowings	50,087	250	2.02%	65,662	270	1.67%
Total interest-bearing liabilities	640,239	797	0.45%	640,239	713	0.45%
Demand deposits	227,785			182,790
Other liabilities	7,546			7,125
Shareholders' equity	105,591			82,530
Total liabilities and shareholders' equity	$1,054,505			$912,684

Cost of funds including demand deposits			0.34%			0.35%
Net interest spread			3.50%			3.31%
Net interest income/margin		$8,534	3.61%		$7,061	3.42%
Net interest income/margin (taxable equivalent)		$8,652	3.66%		$7,279	3.52%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	March 31,	December 31,	March 31,
Tangible book value per common share	2018	2017	2017
Tangible common equity per common share (non-GAAP)	$11.64	$11.66	$11.50
Effect to adjust for intangible assets	2.24	2.27	0.91
Book value per common share (GAAP)	$13.88	$13.93	$12.41
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	8.40%	8.56%	8.48%
Effect to adjust for intangible assets	1.45%	1.50%	0.61%
Common equity to assets (GAAP)	9.85%	10.06%	9.09%

	Three months ended
	March 31,	December 31,	March 31,
Return on average tangible common equity	2018	2017	2017
Return on average tangible common equity (non-GAAP)	12.41%	2.27%	9.32%
Effect to adjust for intangible assets	(2.01)%	(0.31)%	(0.69)%
Return on average common equity (GAAP)	10.4%	1.96%	8.63%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “tangible book value at period end,” “return on average tangible common equity” and “tangible common shareholders’ equity to tangible assets.” “Tangible book value at period end” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.